Exhibit 10.1

AMENDMENT NO. 2 TO LEASE AGREEMENT

Basic Information Relating to Amendment No. 2 to Lease Agreement

Amendment Date:	The date of this Amendment is May 29th, 2007.

Landlord:	SCM PROPERTIES, LLC, a Delaware limited liability company.

Tenant:	INFINERA CORPORATION, a Delaware corporation.

Premises	Approximately 8,378 rentable square feet of warehouse space located in 140 Caspian Court, Sunnyvale, California.

Initial Term:	Twelve (12) full calendar months, subject to the termination rights described in Section 3.3.

Extended Term:	Twelve (12) full calendar months, subject to the termination rights described in Section 3.3.

Commencement Date:	July 1, 2007.

Expiration Date:	The last day of the twelfth (12th) full calendar month following the Commencement Date, subject to the extension rights described in Section 3.2 and the termination rights described in Section 3.3.

Monthly Rent:	$5,864.60 per month.

Security Deposit:	$5,864.60.

Landlord’s Address for Payment of Rent:	SCM Properties, LLC 2180 Sand Hill Road, Suite 340 Menlo Park, CA 94025 Attn: Candice U. Hamilton

Landlord’s Address for Notices:	SCM Properties, LLC 2180 Sand Hill Road, Suite 340 Menlo Park, CA 94025 Attn: Michael R. Uytengsu

With a copy to:

Stephen R. Barbieri Law Office of Stephen R. Barbieri 214 Grant Avenue, Suite 400 San Francisco, CA 94108

Tenant’s Address for Notices:	Infinera Corporation 1322 Bordeaux Drive Sunnyvale, CA 94089 Attn: General Counsel’s Office

Broker(s):	TENANT: Mr. Steve Levere and Mr. Richard Branning of Trammel Crow Company

LANDLORD: Mr. Steve Pace and Mr. Dan Hollingsworth of CPS CORFAC International

Exhibits:

Exhibit A:	The New Premises

The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Information Relating to Amendment No. 2 to Lease Agreement and the Lease, the provisions of Amendment No. 2 to the Lease Agreement shall control with respect to the parties respective rights and obligations relative to the New Premises.

This Amendment No. 2 to Lease Agreement (“Amendment No. 2”) is made as of the Amendment Date between the Landlord identified in the Basic Information Relating to Amendment No. 2 (“Landlord”), and the Tenant identified in the Basic Information Relating to Amendment No. 2 (“Tenant”), with respect to the Lease Agreement, dated July 17, 2006, as amended by Amendment No. 1 to Lease Agreement, dated November 2, 2006 (collectively, the “Lease”), by and between the Landlord and the Tenant.

1. INTENT. It is the intent of Landlord and Tenant to amend the Lease in such a manner that the terms and provisions of the Lease apply to the New Premises described in this Amendment, except as otherwise noted in this Amendment No. 2. This Amendment No. 2 is not intended to and shall not be construed to amend any of the rights and obligations of Landlord and Tenant with respect to the Premises at 169 Java Drive, Sunnyvale.

In addition, it is the intent of Landlord and Tenant that, pursuant to written Termination Notice previously given by Landlord to Tenant under Amendment No. 1, Tenant’s existing rights of occupancy and possession of approximately 7,500 square feet of the building located at 111 W. Java Drive, Sunnyvale, California (the “Former Premises”), shall terminate on and as of June 30, 2007, subject only to Landlord’s review of the Premises and acknowledgement of receipt of the Premises in the condition required by the Lease, and that, pursuant to this Amendment No. 2, Tenant be granted the right to occupy and possess approximately 8.378 square feet of space within the building located at 140 Caspian Court, Sunnyvale California (the “New Premises”), as shown on the floor plan of 140 Caspian Court which is marked “EXHIBIT A”, attached hereto, and incorporated herein by this reference, effective July 1, 2007.

2. FORMER PREMISES. Pursuant to the Termination Notice given by Landlord to Tenant under Amendment No. 1, Tenant agrees to vacate the Former Premises on or before June 30, 2007, leaving the Former Premises in the condition required by the Lease, and to relinquish all right, title and interest of Tenant in and to the Former Premises to Landlord on or before June 30, 2007. If Tenant fully complies with the foregoing, Landlord shall promptly acknowledge satisfaction of all of Tenant’s obligations to Landlord with respect to the Former Premises, with the exception of any continuing indemnification obligations arising from acts or omissions which occurred during Tenant’s occupation of the Former Premises, Landlord shall promptly acknowledge termination of the Amendment No. 1 and the Lease with regard to the Former Premises, and Landlord shall return the Security Deposit which Tenant made pursuant to Amendment No. 1. If Tenant fails to fully comply with the foregoing, Landlord shall have no obligation to acknowledge the termination of the Lease with regard to the Former Premises, and Tenant’s obligation under the Lease with respect to the Former Premises shall continue unless and until terminated in accordance with the terms of the Lease.

3. NEW PREMISES. The New Premises which are the subject of this Amendment No. 2 consists of approximately 8,378 square feet of space located in the building at 140 Caspian Court, Sunnyvale, California (“Building”) which, in turn, is located within the Project. The New Premises under this Amendment shall not include any parking, and shall neither increase nor decrease Tenant’s parking rights under the Lease. The approximate configuration and location of the New Premises within the Building is shown on EXHIBIT A. Landlord and Tenant agree that the number of square feet of the New Premises is an estimate ant that such number shall not be construed to be a representation or warranty by Landlord as to the exact rentable square footage of the New Premises. Tenant shall not occupy any additional area of the Building in which the New Premises is located without the advance, written consent of Landlord and without appropriate adjustment to the Monthly Rent under this Amendment No. 2.

4. EARLY ACCESS TO NEW PREMISES. Promptly upon full execution and delivery of this Amendment No. 2, upon Landlord’s receipt of the Security Deposit for the New Premises from Tenant in the sum of $5,864.60, and upon Landlord’s receipt from Tenant of the insurance certificates required by this Amendment No. 2, Landlord shall grant Tenant early, rent-free access to the New Premises for purposes of transition Tenant’s possessions from the Former Premises to the New Premises.

5. TERM; CONDITION OF THE PREMISES.

5.1 Initial Term. The initial term of Tenant’s right to occupy the New Premises (“Initial Term”) shall commence on the Commencement Date set forth in the Basic Information Relating to Amendment No. 2 (the “Commencement Date”) and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information Relating to Amendment No. 2 (“Termination Date”).

5.2 Extended Term. Unless terminated by Landlord or Tenant pursuant to the provisions of this Amendment No. 2, the Initial Term shall automatically be extended for an additional period of twelve (12) months (“Extended Term”) on the same terms and conditions as are set forth in this Amendment No. 2.

5.3 Right to Terminate. Either Landlord or Tenant shall have the right to terminate the Lease (with or without cause) as it relates to the New Premises under this Amendment No. 2, by giving the other party not less than sixty (60) days’ advance written notice (“Notice of Termination”) of such intention. The Lease of, and Tenant’s right to occupy, the New Premises under this Amendment No. 2 shall terminate on the earlier of (i) pursuant to Notice of Termination, sixty (60) days after either party’s receipt of a Notice of Termination, or (ii) without Notice of Termination, twenty-four (24) months from the Commencement Date.

5.4 Condition of Premises. Since Tenant’s sole purpose in occupying the New Premises is to store personal property and materials in the New Premises, (i) Tenant shall accept the New Premises in their “AS IS” and “WHERE IS” condition as of the Commencement Date, subject to all applicable Laws; (ii) Landlord shall have no obligation for any defects in the New Premises; and (iii) Tenant’s taking possession of the New Premises shall be conclusive evidence that Tenant accepts the New Premises, and that the New Premises are in a condition that is satisfactory for Tenant’s permitted Use under this Amendment, on the date hereof. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the New Premises or the Building in which it is located, and/or the suitability of the New Premises or the Building in which it is located for the conduct of Tenant’s business, and Tenant waives any implied warranty that the New Premises or the Building in which it is located are suitable for the

Permitted Use. Tenant’s sole remedy with respect to any defects in the New Premises or in the Building in which the New Premises is located is to give a Notice of Termination pursuant to Paragraph 4.3 of this Amendment No. 2.

6. RENT.

6.1 Monthly Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Information Relating to Amendment No. 2, without prior notice or demand, on the first day of each and every calendar month during the Term (and any Extended Term Base Rent for any partial month of the Term shall be prorated based on the actual number of days in the month.

6.2 Additional Rent. The provisions of the Lease that relate to Additional Rent under the Lease shall not apply to the Tenant’s right to occupy the New Premises under this Amendment No. 2, provided, however, that, so long as Tenant is the only occupant of the Building in which the New Premises is located, Tenant shall reimburse Landlord, in each case within fifteen (15) calendar days of Tenant’s receipt of copies of applicable invoices, for the provision of utility services (including, water, sewer, electrical, alarm service, etc.) to the entire Building of which the New Premises is a part. In the event that any other person or entity commences occupancy of any portion of the Building of which the New Premises is a part, during the Initial Term or any Extended Term of this Lease, then the cost of utility services to the Building of which the New Premises is a part shall be apportioned between the other occupant(s) and Tenant, on the basis of the square footage occupied by each.

7. SECURITY DEPOSIT. On execution of this Amendment, Tenant shall deposit with Landlord the cash sum of $5,864.60 as the Security Deposit (“Security Deposit”), as security for the performance of Tenant’s obligations under this Amendment No. 2. Except as otherwise set forth in this Amendment No. 2 to the contrary, Landlord and Tenant shall have the rights and obligations with respect to the Security Deposit as are set forth in Section 4 of the Lease.

8. USE AND COMPLIANCE WITH LAW.

8.1 Use. The New Premises shall be used and occupied exclusively for storage and warehouse use, including reasonable ingress and egress by Tenant’s employees consistent with the shipping and receiving of non-hazardous, personal property and equipment relating to Tenant’s business.

8.2 Compliance with Law. Subject to the limitations on use set forth in Section 7.1 of this Amendment No. 2, the provisions of Sections 5.2 of the Lease shall apply to Tenant’s obligations with respect to the New Premises, provided, however, that Tenant shall not have the right to make any Alterations to the New Premises during the Initial Term or the Extended Term without Landlord’s prior consent.

8.3 All of the indemnification provisions of Section 5.3 of the Lease shall apply to the New Premises, and to the rights and obligations of Landlord and Tenant with respect thereto.

9. TENANT IMPROVEMENTS & ALTERATIONS.

9.1 Tenant Improvements. Landlord shall have no obligation to make any tenant improvements to the New Premises or to the Building of which the New Premises are a part.

9.2 Alterations. Except for the erection of temporary security caging as mutually agreed by the parties (which shall be removed, and any damage repaired, by Tenant, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of the Lease relating to the New Premises under this Amendment No. 2), Tenant shall have no right to make any Alterations to the New Premises or to the Building of which the New Premises is a part. Tenant shall not install any Trade Fixtures in the New Premises.

10. MAINTENANCE AND REPAIRS.

10.1 Notwithstanding the provisions of Section 7 of the Lease to the contrary, Tenant’s obligations to maintain and repair the New Premises shall be limited to that described in Sections 7.7 and 7.8 of the Lease.

10.2 Notwithstanding the provisions of Section 7 of the Lease to the contrary, Landlord’s obligations to maintain and repair the New Premises shall be limited to that described in Section 7.7 of the Lease.

10.3 Tenant shall not be required to obtain and maintain an HVAC Contract or a Life Safety Contract for the New Premises under this Amendment.

11. LIABILITY FOR PROPERTY. Except for any gross negligence or willful misconduct on the part of Landlord or Landlord’s agents, Landlord shall have no responsibility or liability to Tenant for any personal property or equipment which Tenant stores at the New Premises. No insurance carried by Landlord on the Building in which the New Premises is located or the New Premises shall provide coverage for any personal property or equipment which Tenant stores at or in the New Premises.

12. ACCESS TO THE NEW PREMISES. Notwithstanding any provision of the Lease to the contrary, Tenant understands and acknowledges that Landlord expressly reserves the right to continue its efforts to identify a long-term tenant for the Building in which the New Premises is located and the New Premises. During normal business hours, Tenant agrees to reasonably cooperate with property visits and tours in furtherance of Landlord’s goal. Tenant agrees to allow Landlord, and Landlord’s agents, access to the Building in which the New Premises is located and the New Premises. Tenant agrees that Landlord may continue the placement and use of the electronic lock box on the Building in which the New Premises is located, which grants access to both the Building and the New Premises, and Tenant agrees that Landlord and Landlord’s agents may enter both the Building in which the New Premises is located and the New Premises at any time during normal business hours for the purpose of showing the Building in which the New Premises is located and the New Premises to any prospective tenant. If Tenant takes any action to put the New Premises, or any portion of the New Premises, under lock and key, Tenant shall insure that Landlord has a key(s) to the New Premises and every portion of the New Premises at all times during the Term.

13. INAPPLICABLE PROVISIONS. The following sections of and exhibits to the Lease shall not apply to Tenant’s rights and obligations with respect to its occupancy of the New Premises under this Amendment: Section 8 (Tenant’s Taxes); Section 14 (Assignment and Subletting); Section 25 (Security Measures); Section 38 (Parking); Section 39 (Extension Option); Section 40 (Signage); Exhibit A; Exhibit B; Exhibit D; Exhibit E. Any and all rights specifically granted to Tenant under the foregoing sections of the Lease are hereby specifically waived, relinquished and prohibited as they relate to the New Premises under this Amendment No. 2. In addition, no provision of Amendment No. 1 to the Lease shall apply to Tenant’s lease of the New Premises.

14. INSURANCE. Prior to commencing occupancy of the New Premises, Tenant shall extend the insurance certificates currently issued in favor of Landlord, under Section 11 of the Lease, to expressly include the New Premises under this Amendment.

15. CAPITALIZED TERMS. Capitalized terms employed but not defined in this Amendment No. 2 shall have the meaning ascribed to them in the Lease.

16. GOVERNING DOCUMENT. Any conflict between the provisions of this Amendment No. 2 and the provisions of the Lease shall, in relation to the New Premises, be resolved by applying the provisions of this Amendment No. 2 and ignoring any conflicting provisions of the Lease.

17. RATIFICATION OF LEASE. Landlord and Tenant hereby ratify the Lease, as amended by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first above written.

TENANT:		LANDLORD:

INFINERA CORPORATION A Delaware corporation		SCM PROPERTIES, LLC A Delaware limited liability company

By:	/s/ Ita Brennan	By:	/s Michael R. Uytengsu
Name:	Ita Brennan	Name:	Michael R. Uytengsu
Title:	VP Finance	Title:	Managing Member

By:
Name:
Title:

140 Caspian Court

Sunnyvale 3 Building Corporate Campus Office / R&D

Caspian Court
140 Caspian Court
111 Java Drive
Java Drive

For Lease / 103,980± square feet

commercial property services
CORFAC INTERNATIONAL

Dan Hollingsworth
Steve Pace
(408) 615-3400
www.cps-co.com

EXHIBIT A TO AMENDMENT NO. 1